DODGE & COX FUNDS

(a Delaware Statutory Trust)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Dana M. Emery, David C. Hoeft, Roger G. Kuo, William W. Strickland, Philippe Barret, Jr., Lucinda I. Johns, Raymond J. Mertens, Hallie W. Marshall and Roberta R.W. Kameda, and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him/her in his/her name, place and stead, in any and all capacities, to sign all registration statements, exemptive applications, no-action letter requests, proxy statements, any amendments or supplements thereto, and other regulatory filings made applicable to the Dodge & Cox Funds and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities regulator, any self-regulatory organization or other governmental or official body (including, without limitation, agencies, commissions and authorities) and any other regulatory authority having jurisdiction over the offer and sale of shares of the Dodge & Cox Funds granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all acts that said attorneys-in-fact and agents, or any of them, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. Each counterpart may be executed in written form, by facsimile or by other means using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature, or otherwise.

Signature	Date

/s/ Dana M. Emery	February 26, 2025
Dana M. Emery, Chair, President & Trustee

/s/ Roger G. Kuo	February 26, 2025
Roger G. Kuo, Trustee

/s/ Lucinda I. Johns	February 26, 2025
Lucinda I. Johns, Trustee

/s/ Caroline M. Hoxby	February 26, 2025
Caroline M. Hoxby, Trustee

/s/ Ann Mather	February 26, 2025
Ann Mather, Trustee

/s/ Gabriela Franco Parcella	February 26, 2025
Gabriela Franco Parcella, Trustee

/s/ Mark E. Smith	February 26, 2025
Mark E. Smith, Trustee

/s/ Gary Roughead	February 26, 2025
Admiral Gary Roughead, Trustee

/s/ Luis Borgen	February 26, 2025
Luis Borgen, Trustee

/s/ Shawn N. Purvis	February 26, 2025
Shawn N. Purvis, Trustee

/s/ Jennifer Nason	February 26, 2025
Jennifer Nason, Trustee

/s/ Diana F. Cantor	February 26, 2025
Diana F. Cantor, Trustee

/s/ Shelly Chu	February 26, 2025
Shelly Chu, Treasurer

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